[Exhibit (d)(16)]

FORM OF AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment to Investment Advisory Agreement (this “Amendment”), effective as of [                    ], 2016, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of February 1, 2016 by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. The addition of the Matthews Asia Credit Opportunities Fund as set forth on the attached amended Appendix A.

2. The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:		By:
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	[ ], 2016	Date:	[ ], 2016

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(updated [                    ], 2016)

PART I:

Fund	Effective Date

• Matthews Asia Growth Fund	February 1, 2016

• Matthews Asia Dividend Fund	February 1, 2016

• Matthews Pacific Tiger Fund	February 1, 2016

• Matthews Asian Growth and Income Fund	February 1, 2016

• Matthews Asia Science and Technology Fund	February 1, 2016

• Matthews China Dividend Fund	February 1, 2016

• Matthews China Fund	February 1, 2016

• Matthews India Fund	February 1, 2016

• Matthews Japan Fund	February 1, 2016

• Matthews Korea Fund	February 1, 2016

• Matthews Asia Focus Fund	February 1, 2016

• Matthews Asia ESG Fund	February 1, 2016

• Matthews Asia Value Fund	February 1, 2016

PART II

Fund	Effective Date

• Matthews Asia Small Companies Fund	February 1, 2016

• Matthews China Small Companies Fund	February 1, 2016

• Matthews Emerging Asia Fund	February 1, 2016

PART III

Fund	Effective Date

• Matthews Asia Strategic Income Fund	February 1, 2016

• Matthews Asia Credit Opportunities Fund	[ ], 2016

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:		By:
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	[ ], 2016	Date:	[ ], 2016